Exhibit 3.12
BURGER KING SWEDEN, INC.
BY LAWS
ARTICLE I
OFFICES
     Section 1. The principal office shall be located in Miami, Florida.
     Section 2. The corporation may also have offices at such other places both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
ANNUAL MEETINGS OF STOCKHOLDERS
     Section 1. All meetings of stockholders for the election of directors shall be held in Miami, State of Florida, or at such place as may be fixed from time to time by the board of directors.
     Section 2. Annual meetings of stockholders, commencing with the year 1993, shall be held on the third Friday in September if not a legal holiday, and if a legal holiday, then on the next secular day following, at which time they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting, shall be delivered not less than ten (10) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, president or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.
ARTICLE III
SPECIAL MEETINGS OF STOCKHOLDERS
     Section 1. Special meetings of stockholders for any purpose, unless otherwise provided by law, may be held at such time and place within or without the State as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Special meetings of stockholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.
     Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.
ARTICLE IV
QUORUM AND VOTING OF STOCK
     Section 1. The holders of a majority of the shares

of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.
     Section 3. Unless the statute otherwise expressly provides, each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in- fact.
ARTICLE V
DIRECTORS
     Section 1. The number of directors shall be not less than three nor more than seven, none of whom need be a resident of the state of incorporation. The directors shall be elected at the annual meeting of the stockholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.
     Section 2. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.
     Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
     Section 4. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
     Section 1. Meetings of the board of directors, regular or special, may be held within or without the State, or at such other place as they may, from time to timer establish.
     Section 2. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.
     Section 3. Special meetings of the board of directors may be called by the Chairman of the Board on ten (10) days’ notice to each director, either personally or by mail or by telegram; special meetings may also be called by the Chairman of the Board, the president or secretary in like manner and on like notice on the written request of two directors.
     Section 4. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 5. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statues or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
ARTICLE VII
EXECUTIVE COMMITTEE
     Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the bylaws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law, vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors.
ARTICLE VIII
NOTICES
     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws,

notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.
ARTICLE IX
OFFICERS
     Section 1. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice-presidents, a secretary and a treasurer, and one or more assistant secretaries and assistant treasurers, none of whom need be a member of the board.
     Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
     Section 3. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
     Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify; however, any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
THE CHAIRMAN OF THE BOARD
     Section 5. The Chairman of the Board shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
     Section 6. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and, except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
THE PRESIDENT
     Section 7. The president shall be the chief operating officer of the corporation, shall have dual general and active management of the business of the corporation with the Chairman of the Board and shall see that all orders and resolutions of the board of directors are carried into effect.
     Section 8. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and, except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE PRESIDENT
     Section 9. The vice president, or if there shall be more than one, the vice presidents, shall have authority to enter into any contract or to do any other act appropriate in the ordinary business of the corporation; and in the absence or disability of the president, shall perform the duties and exercise the powers of the president and perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
     Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, Chairman of the Board or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it when so affixed, it may be attested by his signature or by the signature of such assistant secretary.
     Section 11. The assistant secretary, or if there

be more than one, the assistant secretaries, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
     Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
     Section 13. All checks or demands for money and notes of the corporation shall be signed by the treasurer or by such other person or persons as the board of directors may from time to time designate.
     Section 14. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president, the Chairman of the Board and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
     Section 15. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
      Section 16. The assistant treasurer, or, if there shall be more than one, the assistant treasurers, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE X
INDEMNIFICATION OF DIRECTORS
AND OFFICERS
     Section 1. The corporation shall indemnify and save harmless all or any of the officers and directors of the corporation from and against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which any such director or officer by virtue of his office may be made a party, except if such officer or director is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties, he shall not be so indemnified and held harmless.
ARTICLE XI
CERTIFICATES OF STOCK
     Section 1. Certificates of stock shall be in the

form approved by the directors, shall be signed by the president or vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, and shall be sealed with its seal.
     Section 2. The certificates of stock of this corporation shall not be subject to any liability or assessment other than that imposed by the statute under which this corporation is organized.
     Section 3. The board of directors may cause a new stock certificate to be issued in lieu of a stock certificate lost or destroyed to the person entitled thereto upon satisfactory proof of such loss or destruction and the board of directors may require such indemnity by the person claiming such certificates as it may deem necessary or proper.
TRANSFERS OF STOCK
     Section 4. Certificates of stock shall be transferable only on the books of the corporation upon the surrender of the certificate therefor duly endorsed for transfer. The corporation may require proof of the genuineness of the signature and of the capacity of the party executing the transfer.
     Section 5. The corporation shall not be required to recognize any partial or equitable interest in its certificates but may treat the registered holder thereof as the absolute owner.
     Section 6. The board of directors may close the stock books for transfer for such time prior to the day fixed for payment of any dividend or to the day fixed for the annual meeting or any special meeting of the stockholders as may appear to it to be reasonable.
REGISTERED STOCKHOLDERS
     Section 7. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.
ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS
     Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the certificate of incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
FISCAL YEAR
     Section 3. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
     Section 4. The corporate seal shall be circular in form and contain the name of the corporation, the year of its organization and the words “Corporate Seal” and the name of the state of incorporation.
ARTICLE XIII
AMENDMENTS
     Section 1. These bylaws may be altered, amended or replaced or new bylaws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. Amendments made by the board of directors shall not be inconsistent with any bylaws that may have been adopted by the stockholders.